EXHIBIT 35
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                                                               Execution Version

         Consent, Waiver and Agreement dated as of April 13, 2005 (this "AGREEMENT"), to the Credit Agreement dated as of December 17, 2003 (the "CREDIT AGREEMENT"), by and among ARISON HOLDINGS (1998) LTD., the LENDERS named therein and SUNTRUST BANK, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") and as collateral agent for the Lenders (in such capacity, the "COLLATERAL AGENT", together with the Administrative Agent, the "AGENTS"). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Credit Agreement.

                                 R E C I T A L S

         WHEREAS, the Borrower has requested that the Collateral Agent (i) release two million shares of Carnival Corporation common stock (the "CCL STOCK") from the Pledged Accounts, which CCL Stock constitutes a portion of the Collateral which is pledged as security pursuant to the Assignment and Pledge Agreement in support of the Loans and (ii) waive the thirty (30) day prior written notice requirement in Section 4(f) of the Assignment and Pledge Agreement with respect to the name change of the sole trustee of Eternity Four Trust, "Smith Barney Corporate Trust Company" to "Citigroup Institutional Trust Company", on December 8, 2004, which notice was given to the Collateral Agent on March 24, 2005;

         WHEREAS, pursuant to Section 9.8(b) of the Credit Agreement, none of the provisions of the Credit Agreement or of any other Loan Document may be waived, amended or modified to release any Collateral (including any withdrawals of principal from the Pledged Accounts pursuant to Section 2.3.1 of the Control Agreement ) or amend or modify any of the Collateral Documents, without the prior written consent of each Lender;

         WHEREAS, pursuant to Section 4(b) of the Assignment and Pledge Agreement, the Pledgors shall neither attempt to modify nor attempt to terminate the Control Agreement or the customer agreements with the Securities Intermediary under which the Pledged Accounts were established;

         WHEREAS, pursuant to Section 4(f) of the Assignment and Pledge Agreement, each Pledgor is required to notify the Collateral Agent at least thirty (30) days before any proposed name change;

         WHEREAS, pursuant to Section 9(b) of the Assignment and Pledge Agreement, no waiver of the Assignment and Pledge Agreement shall be effective unless the same shall be in writing and signed by the Collateral Agent; and

         WHEREAS, the Lenders and the Agents are willing to grant their consent to release the CCL Stock and to waive the notice requirement in Section 4(f) of the Assignment and Pledge Agreement, on the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the premises, the sum of $1.00 and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. CONSENT; WAIVERS. The Lenders hereby consent and agree to the release of the CCL Stock pledged pursuant to the Assignment and Pledge Agreement and held by Northern Trust Bank, FSB, as Securities Intermediary pursuant to the Control Agreement. In addition, the Lenders and the Agents hereby (i) waive any breach, Default or Event of Default relating to such release of CCL Stock under the Credit Agreement or any breach, default or Event of Default relating to such release of CCL Stock under any other Loan Document and (ii) hereby waive the notice requirement in Section 4(f) of the Assignment and Pledge Agreement with respect to the name change of "Smith Barney Corporate Trust Company" to "Citigroup Institutional Trust Company".

         Section 2. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Agents and the Lenders as of the date hereof:

                  (i) After giving effect to this Agreement, no Default or Event of Default has occurred or is continuing.

                  (ii) The execution, delivery and performance by the Borrower of this Agreement are within the scope of its corporate powers, and have been duly authorized by all necessary corporate action, and no authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution or delivery of this Agreement or for the validity or enforceability hereof. The Credit Agreement, as amended by this Agreement, constitutes the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (iii) All representations and warranties of the Borrower contained in the Credit Agreement (other than those representations or warranties expressly made only on as of the Closing Date) are true and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

         Section 3. NO OTHER CONSENTS OR WAIVERS; CONFIRMATION. Except for the consent and waivers expressly granted in Section 1 hereof, the provisions of the Credit Agreement and of the other Loan Documents are and shall remain in full force and effect.

         Section 4. DIRECTION. The Collateral Agent hereby directs the Securities Intermediary to release (i) 857,143 shares from account number:
26-23759, held by SunTrust Delaware Trust Company, as account holder and sole trustee of Artsfare 1992 Irrevocable Trust and (ii) 1,142,857 shares from account number: 26-23758, held by Citigroup Institutional Trust Company (formerly Smith Barney Corporate Trust Company), as account holder and sole trustee of Eternity Four Trust.

         Section 5. EFFECTIVENESS. This Agreement shall become effective upon the receipt by the Collateral Agent or its counsel of counterparts hereof, duly executed and delivered by the Borrower, the Lenders and the Agents party hereto (the "CONSENT EFFECTIVE DATE").

         Section 6. EXPENSES. The Borrower agrees to reimburse the Collateral Agent for its out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement, including the fees, charges and disbursements of Greenberg Traurig, LLP, counsel for the Collateral Agent.

         Section 7. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

         Section 8. BENEFIT OF CONSENT. This Agreement shall be binding upon each party to the Credit Agreement, its successors and assigns. No other person (other than the Pledgors) shall be entitled to claim any right or benefit hereunder, as a third-party beneficiary or otherwise.

         Section 9. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.


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         IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                         ARISON HOLDINGS (1998) LTD.,
                                         as Borrower

                                         By:      /s/ Moddi Keret
                                                  ------------------------------
                                                  Name:    Moddi Keret
                                                  Title:   Vice President & CFO


                                         SUNTRUST BANK, as Administrative Agent,
                                         Collateral Agent and Lender

                                         By:      /s/ Kathy Boone
                                                  ------------------------------
                                                  Name:    Kathy Boone
                                                  Title:   Vice President


                                         CITICORP USA, INC., as Lender

                                         By:      /s/ William R. Lordi
                                                  ------------------------------
                                                  Name:    William R. Lordi
                                                  Title:   Vice President


                                         THE NORTHERN TRUST COMPANY,
                                         as Lender

                                         By:      /s/ Donald D. Dabisch
                                                  ------------------------------
                                                  Name:    Donald D. Dabisch
                                                  Title:   Vice President


                                         JPMORGAN CHASE BANK, as Lender

                                         By:      /s/ Luisa V. O'Hanlon
                                                  ------------------------------
                                                  Name: Luisa V. O'Hanlon
                                                  Title:   Vice President



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


Acknowledged:

NORTHERN TRUST BANK, FSB, as Securities Intermediary
(pursuant to Section 2.3.1 of the Control Agreement):

By:      /s/ Lawrence E. Kohn
         ------------------------
Name:    Lawrence E. Kohn
         ------------------------
Title:   Vice President
         ------------------------


The Sole Trustee of Eternity Four Trust

By: CITIGROUP INSTITUTIONAL TRUST COMPANY (formerly
Smith Barney Corporate Trust Company), not in its
individual capacity but solely as trustee (with respect
to the waiver of Section 4(f) of the Assignment and
Pledge Agreement)

By:      /s/ Carol E. Fisher
         ------------------------
Name:    Carol E. Fisher
         ------------------------
Title:   Executive Vice President
         ------------------------




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